----------------
                                     TRENAM
                                ----------------
                                     KEMKER
                                ----------------
                                Attorneys At Law

       TAMPA OFFICE                                     ST. PETERSBURG OFFICE
2700 BANK OF AMERICA PLAZA                            2100 BANK OF AMERICA TOWER
101 EAST KENNEDY BOULEVARD                                200 CENTRAL AVENUE
  P.O. BOX 1102 (33601)                                ST. PETERSBURG, FL 33701
TAMPA, FLORIDA 33602-5150                              TELEPHONE (727) 898-7474
 TELEPHONE (813) 223-7474                                 FAX (813) 229-6553
    FAX (813) 229-6553                                     ----------------
                                                            www.trenam.com

                                PLEASE REPLY TO
                                     Tampa

April 1, 2005

Ronald Haligman
Kirkpatrick & Lockhart

Via Fax to 305-358-7095
Via E-Mail to rhaligman@kl.com

      Re: E.M. Enterprises General Contractors, Inc./Alliance Towers, Inc. Our File No. 045731

Dear Mr. Haligman:

      This firm represents E.M. Enterprises General Contractors, Inc. ("EMEGC"). By way of a promissory note ("Note") and related security agreement dated December 30, 2004, your client Alliance Towers, Inc. ("Alliance") agreed to pay EMEGC the amount of $1,696,886.47, plus interest. Interest on the note is due quarterly, and the entire amount of the Note is due and payable upon demand (but not before April 1, 2005).

      We understand that EMEGC waived interest through December 31, 2004 in exchange for the assignment by Alliance of certain contracts to EMEGC, which assignment was made. However, interest from January 1, 2005 through March 31, 2005 was due and payable on March 31, 2005. Such interest remains unpaid and accordingly the Note is now in default.

      This letter constitutes EMEGC's formal demand for immediate payment of the entire principal amount of the Note and all interest on the Note.

      Unless payment is promptly received or this matter is otherwise resolved, EMEGC intends to pursue all remedies available to it, including litigation and foreclosure of its security interest.

      We look forward to your prompt response.

                                        Sincerely,

                                        /s/ J. Cary Ross, Jr.

                                        J. Cary Ross, Jr.

CC: Keith M. Jurado, President, EMEGC